Exhibit 99.1

Sollensys and Celerit Amend Merger
Agreement and Extend Closing Deadline

PALM BAY, FL / ACCESSWIRE / April 5, 2022 / Sollensys Corp (OTCQB:SOLS), one of the first major cybersecurity companies specializing in ransomware recovery built on blockchain technology, announced today that it has extended the closing deadline of the Celerit merger to April 7, 2022. The parties also agreed in principle to certain amendments to the merger agreement between Sollensys and Celerit, a 37 year-old company engaged in information technology services and products. Celerit’s team of over 80 employees, contractors and consultants offers customized solutions to meet the technology needs of the banking and financial service industry clients.

The merger is expected to close on April 7, 2022. Following the closing, Celerit is expected to operate as a wholly owned subsidiary of Sollensys. Celerit’s management and employees will remain in place following the merger.

The purchase price is approximately $22,000,000 to be paid in stock and cash.

“We believe that this proposed transaction fits into Sollensys’ strategy to put an end to cybercrimes. By offering our blockchain product to Celerit’s existing account base, we believe we will add value to both companies,” said Don Beavers, Sollensys’ CEO. “Following the closing, Sollensys will acquire Celerit’s team, IP and assets, enabling us to deeply penetrate an important market that is in desperate need of protection from cybercriminals.”

Celerit is based in Little Rock, Arkansas, known as the birthplace of fintech. Celerit is nationally recognized by financial institutions and large software vendors as providing expertise in resource management, outsourcing & operations, and managed network services to the banking and financial industry, including some of America’s top 100 banks.

“I am proud of how far we have been able to grow Celerit, and I cannot wait to see where we go from here,” said Terry Rothwell, Celerit’s CEO. “Being a part of Sollensys will allow us to confidentially safeguard our customers’ mission-critical data, creating not only insights and efficiencies but competitive advantages such as digital safe deposit boxes for each of them.”

About Sollensys

Sollensys understands that cybersecurity is one of the biggest threats to our way of life. Destabilization, financial loss, data leaks, and corporate espionage create ripple effects that can be devastating. We are constantly reimagining technology to create a safer, better world to safeguard infrastructure, prevent disruptions to industry, and protect personal health, wealth, and well-being. Sollensys is based in Palm Bay, Florida and is publicly traded under the symbol SOLS. For more information please visit: https://www.sollensys.com

Cautionary Statement Regarding Forward-Looking Information

Certain information in this press release contains forward-looking statements. All statements other than statements of historical facts included herein are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”). You should carefully consider these factors, risks and uncertainties described in, and other information contained in, the reports we file with or furnish to the SEC before making any investment decision with respect to our securities. Readers should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company’s control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. The Company is under no obligation (and expressly disclaim any such obligation) to publicly update or revise these forward- looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Investor Relations:

Sollensys Corp

866.438.7657

www.sollensys.com

info@sollensys.com

https://www.linkedin.com/company/sollensys-corp/

SOURCE: Sollensys Corp.

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